Exhibit 5.1

33 South 6th Street
Suite 3600
Minnesota, MN 55402 Tel (612) 607-7000
Fax (612) 607-7100 www.foxrothschild.com

January 9, 2023

PetVivo Holdings, Inc.

5251 Edina Industrial Blvd.

Edina, MN 55439

Re:	Prospectus Supplement to Registration Statement on Form S-3 (Registration No. 333-264700)

Ladies and Gentlemen:

We have acted as counsel to PetVivo Holdings, Inc., a Nevada corporation (the “Company”), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (Registration No. 333-264700) which was declared effective by the Commission on May 13, 2022 (the “Registration Statement”), relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of securities of the Company with an aggregate offering price of up to $100,000,000; and (ii) the Prospectus Supplement of the Company, dated January 5, 2023 (the “Prospectus Supplement”), relating to the issuance and sale by the Company of 1,000,000 shares of common stock (the “Shares”), pursuant to that certain Securities Purchase Agreement, dated January 5, 2023 between the Company and the investors named therein (the “Purchase Agreement”). The Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K (the “Form 8-K”) and incorporated by reference into the Registration Statement.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto and the Prospectus Supplement, (2) the Company’s Articles of Incorporation, as amended to date, (3) the Company’s Bylaws, (4) certain resolutions of the Board of Directors of the Company and (5) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In rendering these opinions, we have assumed: the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature;

As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) the Shares will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable

We express no opinion as to the laws of any jurisdiction, other than Chapter 78 of the Nevada Revised Statutes and the Federal laws of the United States.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Form 8-K and to the incorporation by reference of this opinion in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP